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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  January 31, 1996




                                PHOTOCOMM, INC.



Incorporated in the State of Arizona             IRS No. 86-0411983

                        Commission File Number: 0-12807

                              7681 East Gray Road
                           Scottsdale, Arizona 85260
                                 (602) 948-8003
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         Effective January 31, 1996, Photocomm, Inc. ("Photocomm" or the "Company") acquired all of the assets and assumed certain liabilities of Jadco Manufacturing, Inc. ("Jadco"), a solar electric pumping products manufacturer located in Safford, Arizona (the "Acquisition"). The Acquisition was consummated in accordance with the terms of an Agreement and Plan of Reorganization between Photocomm, Jadco, and James C. Allen the founder and majority shareholder of Jadco ("Allen") dated as of January 31, 1996 (the "Agreement").

         The aggregate consideration paid by Photocomm in connection with the Acquisition was approximately $300,000 in cash and 560,000 shares of Photocomm's Common Stock, $0.10 par value, valued at $1,400,000. Photocomm also assumed liabilities of Jadco of approximately $10,000.

         The aggregate consideration paid in the Acquisition was determined through arm's length negotiations between representatives of Photocomm and Jadco. Neither Photocomm nor, to the knowledge of Photocomm, any affiliate, director or officer of Photocomm, or any associate of any director or officer of Photocomm, had any material relationship with Jadco prior to the Acquisition.

         The assets purchased principally consist of certain inventories and other assets valued by the parties at approximately $700,000; and goodwill and intangible assets valued by the parties at $1,000,000. Following the acquisition, Photocomm intends to continue using the assets purchased for substantially the same purposes as they were used before the Acquisition.

         In connection with the Acquisition, Allen entered into Covenants Not to Compete with the Company pursuant to which the Company will make monthly payments in a total aggregate amount of $150,000 over the next five years. Jadco will become a division of Photocomm, will continue to conduct business as usual with its present staff, and Allen will continue to direct division operations as a Photocomm management employee.
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         As of January 31, 1996, all current employees of Jadco became employees of Photocomm. Jadco is expected to remain headquartered in Safford, Arizona.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

          (a)    Financial Statements of Business Acquired.

                 Audited financial statements are not available for Jadco. Accordingly, pursuant to Item 310(c)(3)(ii) of Regulation S-B, Photocomm will not be filing financial statements for Jadco.

          (b)    Pro Forma Financial Information.

                 At the time of the filing of this Report on Form 8-K, it is impractical to provide the required pro forma financial information. The required pro forma financial information will be filed by Photocomm as soon as practicable, but not later than 60 days following the date upon which this Report on Form 8-K is filed.

          (c)    Exhibits.

Exhibit                                                                Method of
Number              Description                                        Filing
-------             -----------                                        ---------
   1                Agreement and Plan of Reorganization               Filed
                    between Photocomm, Inc., Jadco                     herewith
                    Manufacturing, Inc. and James C. Allen
                    dated as of January 31, 1996

   2                Photocomm's Press Release dated                    Filed
                    February 2, 1996                                   herewith

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PHOTOCOMM, INC.


Dated: February 14, 1996           By   /s/ Thomas C. LaVoy
                                     ------------------------------------
                                        Thomas C. LaVoy
                                        Chief Financial Officer
                                        (Duly Authorized Officer
                                        and Principal Financial
                                        Officer)